UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 2, 2015
 ______________________________________________________________
TERRAFORM POWER, INC.
(Exact name of registrant as specified in its charter)
 ______________________________________________________________

001-36542
(Commission File Number)

Delaware	46-4780940
(State or other jurisdiction of incorporation or organization)	(I. R. S. Employer Identification No.)

7550 Wisconsin Avenue, 9th Floor
Bethesda, Maryland 20814
(Address of principal executive offices, including zip code)

(240) 762-7700
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 2, 2015, TerraForm Power, Inc. (the “Company”) held its 2015 Annual Meeting of Stockholders. Set forth below is a brief description of each matter voted upon at the Company's 2015 Annual Meeting of Stockholders, and the voting results with respect to each matter

1.     A proposal to elect nine directors, including Mr. Chatila as Chairman, to serve for a term expiring in 2016:

Director	For	Withheld	Broker Non-Votes
Ahmad Chatila	662,484,247	15,673,913	3,127,026
Carlos Domenech Zornoza	663,541,348	14,616,812	3,127,026
Brian Wuebbels	661,164,541	16,993,619	3,127,026
Hanif "Wally" Dahya	666,934,812	11,223,348	3,127,026
Mark Florian	669,430,567	8,727,593	3,127,026
Mark Lerdal	666,937,601	11,220,559	3,127,026
Martin Truong	661,163,728	16,994,432	3,127,026
Francisco "Pancho" Perez Gundin	661,165,858	16,992,302	3,127,026
Steven Tesoriere	666,993,011	11,165,149	3,127,026

2.     A proposal to ratify the election of KPMG LLP as the Company's independent registered public accounting firm for the year ending December 31, 2015:

For	Against	Abstentions	Broker Non-Votes
681,238,007	29,317	17,862	0

Pursuant to the foregoing votes, (i) Messrs. Chatila, Domenech Zornoza, Wuebbels, Dahya, Florian, Lerdal, Truong, Perez Gundin and Tesoriere were elected to serve as directors, and Mr. Chatila was elected as Chairman, in each case for a one-year term ending in 2016 and (ii) the selection of KPMG LLP as the Company's independent registered public accounting firm for the Company's fiscal year ending December 31, 2015 was ratified.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TerraForm Power, Inc.

	By:	/s/ Sebastian Deschler
Sebastian Deschler
Senior Vice President, General Counsel and Secretary

Dated: June 2, 2015